UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 23, 2007

Taylor Capital Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-50034	36-4108550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9550 West Higgins Road, Rosemont, Illinois	60018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 653-7978

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 23, 2007, Cole Taylor Bank (the “Bank”), a wholly owned subsidiary of Taylor Capital Group, Inc. (the “Company”) entered into a 15 year office lease agreement with GQ 225 Washington, L.L.P., a Delaware limited liability partnership, to lease office space (the “Lease”). The Lease is for 35,931 square feet of general office space on two floors of the building located at 225 West Washington in Chicago, Illinois. The Bank will pay base rent at a cost of $16.00 per square foot with a $0.50 increase in base rent on each anniversary of the rent commencement date. The Bank will also pay its proportional shares of the buildings operational expenses and real estate tax. The term of the lease is 15 years with two five year renewal options at the option of the Bank. The Bank also has the right to cancel and terminate the lease effective December 31, 2014 with one year written notice and payment of a termination fee. The Bank plans to move its administrative offices, currently located in another leased office building in downtown Chicago, to the new space when the existing lease expires in December 2007.

A copy of the Lease is filed as Exhibit 10.1 to this current report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1 Office Lease by and between GQ 225 Washington, LLP, a Delaware limited liability partnership as Landlord and Cole Taylor Bank, an Illinois banking corporation as Tenant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 23, 2007

TAYLOR CAPITAL GROUP, INC.

By:	/s/ ROBIN VANCASTLE
Robin VanCastle
Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Office Lease by and between GQ 225 Washington, LLP, a Delaware limited liability partnership as Landlord and Cole Taylor Bank, an Illinois banking corporation as Tenant.